Exhibit (a)(iv) under Form N-1A
                                          Exhibit (3)(i) under Item 601/Reg. S-K

                                                  (Amd. #11) file stamped 3/6/97

                     FEDERATED AMERICAN LEADERS FUND, INC.

                             ARTICLES SUPPLEMENTARY

      Federated American Leaders Fund, Inc., a Maryland corporation having its principal office in the state of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The aggregate number of shares of common stock that the Corporation is authorized to issue is increased by 400,000,000 shares of common stock, par value $.20 per share, and such newly authorized shares are classified as set forth below such that the Corporation is authorized to issue 500,000,000 shares of common stock, par value $.20 per share.

      SECOND: The Board of Directors of the Corporation hereby classifies the newly authorized shares of common stock and classifies and reclassifies all the heretofore authorized and unissued shares of common stock of the Corporation such that the authorized common stock of the Corporation is classified as follows:

        Class                                   Number of Shares

Federated American Leaders Fund, Inc. Class A      125,000,000

Federated American Leaders Fund, Inc. Class B      125,000,000

Federated American Leaders Fund, Inc. Class C      125,000,000

Federated American Leaders Fund, Inc. Class F      125,000,000

      THIRD: The shares of common stock of the Corporation classified and reclassification hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Articles of Incorporation of the Corporation, as amended, and as set forth below:

      At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Federated American Leaders Fund, Inc. Class B Shares may be automatically converted into Federated American Leaders Fund, Inc. Class A Shares based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

      FOURTH: Immediately before the increase in the aggregate number of shares of common stock as set forth in Article FIRST hereof, the Corporation was authorized to issue 100,000,000 shares of common stock, par value $.20 per share, with an aggregate par value of $20,000,000 classified as follows:

        Class                                   Number of Shares

Federated American Leaders Fund, Inc. Class A      30,000,000

Federated American Leaders Fund, Inc. Class B      20,000,000

Federated American Leaders Fund, Inc. Class C      25,000,000

Federated American Leaders Fund, Inc. Class F      25,000,000

      FIFTH: As hereby increased and classified, the total number of shares of common stock which the Corporation has authority to issue is 500,000,000 shares, all of which are shares of common stock, par value of $.20 per share, with an aggregate par value of $100,000,000 classified as follows:

        Class                                   Number of Shares

Federated American Leaders Fund, Inc. Class A      125,000,000

Federated American Leaders Fund, Inc. Class B      125,000,000

Federated American Leaders Fund, Inc. Class C      125,000,000

Federated American Leaders Fund, Inc. Class F      125,000,000

      SIXTH: The Board of Directors of the Corporation increased the total number of shares of common stock that the Corporation has authority to issue in Article FIRST hereof pursuant to Section 2-105(c) of the Maryland General Corporation Law.

      SEVETH: The stock of the Corporation classified and reclassified in Article SECOND hereof has been classified and reclassified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

      EIGHTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, Federated American Leaders Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


WITNESS                                   FEDERATED AMERICAL
                                          LEADERS FUND, INC.


/s/ S. Elliott Cohan                      /s/ J. Christopher Donahue
------------------------                  -----------------------------
S. Elliott Cohan                          J. Christopher Donahue
Assistant Secretary                       President